SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: October 13, 2005

                                   XSUNX, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



 Colorado                   000-29621                   84-1384159
 --------                   ---------                   ----------
(State or other             (Commission               (IRS Employer
jurisdiction of             File Number)            Identification No.)
 incorporation)


                      65 Enterprise, Aliso Viejo, CA 92656
                      ------------------------------------
             (New address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Section 1 - Registrant's Business and Operations


Item 1.01 Entry into a Material Definitive Agreement


On October 12, 2005, in exchange for the expanded use license from MVSystems, Inc. the company granted MVSystems, Inc. seven million warrants exercisable at $.25 each within five years from the date of grant under the following vesting provisions:


(i) 1,000,000 shares upon the effective date of the agreement between the parties.

(ii) 1,000,000 shares upon the satisfactory completion, as reasonably determined by the XsunX Board of Directors, of the phase 4 development plan.

(iii) Upon the satisfactory completion of phase 4 then 5,000,000 shares will become exercisable upon the date of first licensure of the 4 terminal technology to a third party in a bonafide arms-length commercial setting or relationship.


Such warrants were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.



Section 3 - Securities Trading Markets


Item 3.02 - Unregistered Sales of Equity Securities


On October 12, 2005, in exchange for the expanded use license from MVSystems, Inc. the company granted MVSystems, Inc. seven million warrants exercisable at $.25 cents each within five years from the date of grant under the following vesting provisions:

(i) 1,000,000 shares upon the effective date of the agreement between the parties.

(ii) 1,000,000 shares upon the satisfactory completion, as reasonably determined by the XsunX Board of Directors, of the phase 4 development plan.

(iii) Upon the satisfactory completion of phase 4 then 5,000,000 shares will become exercisable upon the date of first licensure of the 4 terminal technology to a third party in a bonafide arms-length commercial setting or relationship.

Such warrants were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.



Section 8 - Other Events

Item 8.01 Other Events


On October 18, 2005, XsunX, Inc. announced that it has expanded its business opportunities to include the product development of a new opaque solar cell device. This four-terminal solar cell design uses a combination of thin film transparent cell technology, derived from the company's Power Glass initiative, with that of a nano-crystalline solar cell. XsunX believes that the combination of these two technologies into a single device may provide the opportunity to deliver low cost, high efficiency, flexible, and light weight solar cells providing performance characteristics commonly found only in various forms of expensive crystalline wafer technologies.

The four-terminal thin film solar cell's primary benefit is that the cell does not require electrical current matching between each cell. This circumvents a common problem plaguing multi-junction devices that can cause reduced overall solar cell power output. Stability issues are also addressed through the use of low band gap nano-crystalline junction materials and ultra-thin amorphous silicon materials to create a stable and efficient solar cell stack. Low temperature processing capabilities of this design may further increase manufacturing efficiencies allowing the use of inexpensive plastic substrate materials currently in use by the company.

The decision to diversify the company's product base to include opaque solar cell designs was fueled by what the company sees as potential growth in the demand for opaque solar cell products and applications. In countries such as China, Japan, Germany, and in the U.S., there is a growing trend supporting the increased use of green building designs promoting the use of integrated solar technologies within building materials. XsunX anticipates that the development of a stable, high-efficiency, thin film solar cell could provide building material manufacturers with a preferred alternative to the use of lower efficiency multi-junction thin films and the more costly multi-crystalline solutions.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits


        A.  Financial Statements - None

        B.  Exhibits - Exhibit 99 Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2005

                                   XSUNX, INC.



                                   By: /s/ Tom Djokovich
                                       -----------------------------
                                       Tom Djokovich, CEO/President